Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WESTLAKE CHEMICAL PARTNERS LP

This Certificate of Limited Partnership, dated March 14, 2014, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Westlake Chemical Partners LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3. General Partner. The name and the business, residence or mailing address of the general partner are:

Westlake Chemical Partners GP LLC

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

EXECUTED as of the date written first above.

WESTLAKE CHEMICAL PARTNERS LP

By:	Westlake Chemical Partners GP LLC, its general partner

	By:	/s/ Austin March
Name: Austin March
Title: Authorized Person